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                                                                     EXHIBIT 8.1



                                 March 25, 1999


Interlinq Software Corporation
11980 N.E. 24th Street
Bellevue, WA  98005

        RE:    MERGER AND REVERSE STOCK SPLIT

Ladies and Gentlemen:

        We have acted as counsel to Interlinq Software Corporation, a Washington corporation (the "Company"), in connection with a merger (the "Merger") of Terlin, Inc. with and into the Company pursuant to that Agreement and Plan of Merger between Terlin, Inc. and the Company dated as of December 29, 1998 (the "Merger Statement") and a reverse stock split following the Merger (the "Reverse Stock Split"). The terms of the Merger and the Reverse Stock Split are described in the Registration Statement of the Company on Form S-4, as filed with the Securities and Exchange Commission on January 26, 1999 (together with the Prospectus contained therein and the amendments thereto, the "Registration Statement"). All capitalized terms used but not defined herein shall have the respective meanings given to them in the Registration Statement.

        In connection with this opinion, we have examined the Merger Agreement and the Registration Statement and such other documents as we have deemed necessary. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, and representations set forth in the documents referred to above and the statements and representations made by officers of the Company and others. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all


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documents submitted to us as certified or photostatic copies and that the transactions related to the Merger and Reverse Stock Split will be consummated in the manner contemplated by the Registration Statement.

        In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial decisions, and Internal Revenue Service rulings, all as in effect on the date hereof and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions.

        Based upon and subject to the foregoing, and subject to the discussion and limitations set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND REVERSE STOCK SPLIT," we are of the opinion that, although the discussion set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND REVERSE STOCK SPLIT" does not purport to discuss all possible United States federal income tax consequences of the Merger and Reverse Stock Split and the transactions contemplated thereby, such discussion constitutes a fair and accurate summary of the material United States federal income tax consequences (other than consequences that are material to a shareholder based on such shareholder's particular tax situation) of the Merger and Reverse Stock Split. As indicated in that discussion, we cannot give an opinion as to whether the Merger and Reverse Stock Split will be treated as part of a single transaction or instead treated as separate transactions for federal income tax purposes because of the lack of authority dealing with this type of question.

        Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Merger and Reverse Stock Split. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under section 7 of the Securities Act of 1933, as amended. We disclaim any undertaking to advise you of subsequent changes of the facts as assumed herein or any subsequent changes in applicable law.


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                                             Very truly yours,

                                             Perkins Coie LLP